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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)             November 13, 2002


                          Aircraft Income Partners L.P.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

         0-17785                                          13-3430508
---------------------------                 ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


7 Bulfinch Place, Suite 500, Boston, Massachusetts                         02114
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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(Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events and Required FD Disclosure

         On November 13, 2002, the Partnership entered into a Settlement Agreement with Continental Airlines, Inc. ("Continental") pursuant to which the outstanding litigation with Continental was settled. The dispute was over the Partnership's contention that an aircraft that leased to Continental was not returned in compliance with certain return conditions set forth in the lease.

         Pursuant to the terms of the settlement, Continental agreed to pay the Partnership $412,500 and the parties released each other from all claims relating to the aircraft.

         In connection with the settlement of this matter, all of the assets of the Partnership have been liquidated. Accordingly, the Partnership will distribute its substantially all of its remaining cash and dissolve.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 13th day of November, 2002.

                          Aircraft Income Partners L.P.

                          By: Integrated Aircraft Fund Management Corp., Its General Partner


                                   By: /s/ Michael L. Ashner
                                       ---------------------
                                           Michael L. Ashner
                                           President